Exhibit 3.19

ARTICLES OF ORGANIZATION

DOMESTIC LIMITED LIABILTY COMPANY

Mohegan Tribe office of Commercial Records Division

5 Crow Hill Road, Uncasville, CT 06382

Space for Office Use only

1. NAME OF LIMITIED LIABILITY COMPANY: MOHEGAN VENTURES WISCONSIN, LLC

2. NATURE OF BUSINESS TO BE TRANSACTED OR THE PURPOSE TO BE PROMOTED OR CARRIED OUT:

To engage in any lawful act or activity for which a limited liability company may be formed, including, without limitation, to invest in, own, consult with and/or participate in the development, consulting and/or management of a commercial enterprise to be located in Kenosha, Wisconsin.

3. PRINCIPAL OFFICE ADDRESS: (Provide complete address.) One Mohegan Sun Boulevard, Uncasville, CT 06382

4. APPOINTMENT OF STATUTORY AGENT FOR SERVICE OF PROCESS:

Name of Agent:		Business address: (P.O. Box is not acceptable)

Michael J. Ciaccio		One Mohegan Sun Boulevard Uncasville, CT 06382

Residence Address: (P.O. Box is not acceptable)

One Mohegan Sun Boulevard Uncasville, CT 06382

Acceptance of Appointment

/s/ Michael J. Ciaccio
Signature of Agent

5. MANAGEMENT: (Place a check mark next to the following statement only if it applies) ☒ The Management of the limited liability company shall be vested in one or more managers.

6. MANAGER(S) OR MEMBER INFORMATION

Name:	Title:	Residence Address	Business Address

Mohegan Tribal Gaming Authority	Sole Member	One Mohegan Sun Boulevard	One Mohegan Sun Boulevard
		Uncasville, CT 06382	Uncasville, CT 06382

7. EXECUTION

Dated this 1st day of March 2007

Michael J. Ciaccio		/s/ Michael J. Ciaccio
Print or type name of organizer		Signature

Reference an 8x11 attachment if additional space is required